Exhibit 99.1

NEWS RELEASE

Contact:	Connie Chandler Investor Relations Tele: 714-573-1121 Email: investor_relations@mflex.com

M-FLEX AMENDS COMPLAINT AGAINST STARK HEDGE FUNDS

Anaheim, CA, November 1, 2006 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry, announced today that it has filed an amended complaint in the federal district court for the Central District of California against the Stark Master Fund Ltd., Stark Asia Master Fund Ltd., Stark Onshore Master Holdings, LLC, Stark Offshore Management, LLC, Stark Asia Management, LLC, and Michael A. Roth and Brian J. Stark, the managers of those funds (collectively, the “Stark hedge funds”).

M-Flex filed its initial complaint against the Stark hedge funds on October 11, 2006, alleging that the hedge funds and their managers have failed to provide complete and materially accurate information regarding the nature of their holdings in M-Flex in their Schedules 13D filings and amendments to these schedules filed with the U.S. Securities and Exchange Commission (the “SEC”). The amended complaint alleges additional details regarding the claims, including identifying potential violations not noted in the original complaint.

Specifically, the amended complaint alleges that the Stark hedge funds are violating the federal securities laws and, unless enjoined, will continue to do so, by failing to fully and accurately disclose information that they are required to disclose pursuant to Section 13(d) of the Securities Exchange Act of 1934, and its associated rules, which is material to the value of M-Flex stock and to M-Flex’s stockholders in deciding how to vote regarding M-Flex’s potential offer (the “Offer”) to acquire the outstanding shares of MFS Technology Ltd (“MFS”).

For example, the amended complaint alleges that the Stark hedge funds, in addition to their disclosed ownership of over 18% of M-Flex’s common stock, also own and/or control over 32 million (approximately 4.9%) of MFS’ ordinary shares, which they had not disclosed in their Schedule 13D filings with the SEC. M-Flex alleges that the Stark hedge funds’ dual ownership of both M-Flex and MFS securities (essentially standing on both sides of the Offer) and the Stark hedge funds’ intentions with respect to such securities, are material facts that should be disclosed to M-Flex stockholders. The company also alleges that the Stark hedge funds’ failure to disclose such information renders their Schedule 13D filings with the SEC incomplete and misleading.

In addition, the amended complaint alleges that the Stark hedge funds have failed to disclose required details regarding their transactions involving M-Flex securities, such as the date, amount and price of such transactions, and required details related to transactions in M-Flex securities 60 days prior to becoming a 5% stockholder. The amended complaint also alleges that the Stark hedge funds failed to disclose in their Schedule 13D filings agreements that they have entered into regarding “call options” related to their M-Flex stock.

“We are asking the court to order Stark to disclose fully all information required by the securities laws so M-Flex stockholders can understand Stark’s intentions and motivations,” said Phil Harding, M-Flex’s chairman and chief executive officer.

In an effort to better discern the Stark hedge funds’ intentions, M-Flex sent a letter to the Stark hedge funds on October 19, 2006, asking them to disclose whether they are a party to any agreement with any other person that in any manner affects the voting of their M-Flex or MFS shares or that bears upon their economic investment in those shares. To date, the Stark hedge funds have not responded to the letter.

According to Harding, the company believes that by virtue of the Stark hedge funds’ ownership of over 32 million MFS shares, the Stark hedge funds’ economic interests are not aligned with M-Flex’s other minority stockholders. “The Stark hedge funds acquired over one and a half million of their M-Flex shares after M-Flex had announced its special committee had withdrawn its recommendation for the Offer, at which time it strongly recommended M-Flex’s stockholders vote against it. So while M-Flex’s special committee responded to MFS’ material decline in financial performance by recommending against the Offer, the Stark hedge funds responded by gaining an effective majority of the minority shares of M-Flex and disclosing its intention to vote for the Offer.

“Stark’s actions defy common sense, and we believe their actions can only be explained by an intention to benefit themselves as MFS stockholders, even though they are aware that the Offer will harm M-Flex and its other stockholders,” he said. Without corrective disclosure, the amended complaint alleges, M-Flex stockholders and the public will view the Stark hedge funds’ announced intention to vote their substantial shares of M-Flex in favor of the Offer as supporting the underlying merits of the proposed business combination.

According to the company, the Stark hedge funds’ support of the Offer takes on an entirely different meaning if M-Flex’s stockholders and the public are thoroughly and accurately informed that the Stark hedge funds stand to benefit substantially from completion of the Offer because of their ownership of over 32 million shares of MFS.

As previously announced on August 22, 2006, the independent special committee of M-Flex’s board of directors and M-Flex’s board have determined that under the current terms the Offer is contrary to the best interests of M-Flex and its unaffiliated stockholders (i.e., stockholders who are not affiliated with WBL Corporation Ltd or its officers, directors or subsidiaries) and have issued a recommendation that M-Flex’s unaffiliated stockholders vote against the Offer. The change in recommendation was based on a number of factors, including among other things significant decreases in MFS’ net sales and net income for the third quarter of fiscal year 2006 as announced by MFS on August 7, 2006.

While the special committee and board have recommended against the Offer, M-Flex has not yet formally withdrawn the Offer. Under Singapore law, M-Flex is not permitted to withdraw the Offer without the consent of the Securities Industry Council (the “SIC”). Upon the

change in recommendation by its board and special committee, M-Flex submitted an application to the SIC to immediately withdraw the Offer, which was rejected by the SIC. M-Flex has submitted an appeal to this rejection. M-Flex has not received a response to this appeal. If the SIC grants M-Flex’s application to withdraw the Offer, M-Flex will promptly withdraw the Form S-4 registration statement that M-Flex filed on June 27, 2006, with the SEC in connection with the Offer.

Under M-Flex’s Certificate of Incorporation, approval of both (i) a majority of the outstanding shares present in person or by proxy at the meeting and (ii) a majority of the outstanding shares present in person or by proxy at the meeting and held by M-Flex’s unaffiliated stockholders (the “Minority Approval Requirement”) is required to approve the Offer. M-Flex’s board and special committee believe that these provisions ordinarily would provide sufficient protection for M-Flex’s unaffiliated stockholders. However, given the Stark hedge funds’ substantial holdings in M-Flex and MFS, M-Flex’s board and special committee believe that the Minority Approval Requirement may not be effective to protect the interests of M-Flex’s unaffiliated stockholders, and thus concluded that filing of the complaint against the Stark hedge funds was necessary to protect the interests of M-Flex and its stockholders.

M-Flex continues to work on its Form S-4 registration statement covering the Offer and intends to file an amendment to such Form S-4 registration statement shortly to address the initial comments from the SEC received by M-Flex, as well as the change in recommendation by M-Flex’s board and special committee regarding the advisability of the Offer. However, given their recommendation against the Offer, M-Flex’s board and special committee intend to take all actions reasonable and appropriate to prevent the Offer, under its current terms, from occurring.

About M-Flex

M-Flex (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry. The company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the company’s products include mobile phones and smart mobile devices, personal digital assistants, mobile power adapters, medical devices, computer/data storage, and portable bar code scanners. M-Flex’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding the outcome of the litigation against the Stark hedge funds, the intentions of various investors, and M-Flex’s ability to withdraw the offer under the rules and regulations of the SIC and thus avoid a stockholders’ vote on the Offer or obtain an injunction against the Stark hedge funds from voting in favor of the Offer. Additional forward-

looking statements include, but are not limited to, any statement which is preceded by the words “allege,” “assume,” “believe,” “will,” “plan,” “expect,” “estimate,” “aim,” “intend,” “project,” “anticipate,” or similar words. Actual events or results may differ materially from those stated or implied by the company’s forward-looking statements as a result of a variety of factors. These forward-looking statements represent the company’s judgment as of the date of this news release. The company disclaims any intent or obligation to update these forward-looking statements.

Additional Information and Where to Find It

M-Flex has not yet commenced any offer for the shares of MFS. The offer, if made, will be made only pursuant to the Offer Document/Prospectus included in the Registration Statement on Form S-4 (the “S-4”) that was filed with the U.S. Securities and Exchange Commission (“SEC”) on June 27, 2006, which also contains a proxy statement with respect to the special stockholders meeting to be held by M-Flex. Information contained in this news release is not a substitute for the information contained in the S-4 or any other relevant document that M-Flex may file with the SEC. Stockholders and investors are urged to read the S-4 and any other relevant document filed with the SEC when they become available, and before making any voting or investment decision, because such documents will contain important information, including detailed risk factors about M-Flex, MFS and the proposed transaction. These documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request for such a filing to M-Flex at 3140 East Coronado Street, Anaheim, California, 92806, Attention: Investor Relations, or by telephone at (714) 573-1121, or by email to investor_relations@mflex.com, or through M-Flex’s website (www.mflex.com) as soon as reasonably practicable after such material is filed with or furnished to the SEC. This information also will be available on the website of the Singapore Securities Exchange Trading Limited at www.sgx.com.

M-Flex, MFS and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from M-Flex stockholders in connection with the proposed transaction. Information about the directors and executive officers of M-Flex and their ownership of M-Flex stock is set forth in the proxy statement for M-Flex’s 2006 Annual Meeting of Stockholders. Information about the directors and executive officers of MFS and their ownership of MFS shares is set forth in the annual report of MFS. Investors may obtain additional information regarding the interests of such participants by reading the S-4.

####

4